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                                                                   Exhibit 10.12


                        SUPPLY AND FULFILLMENT AGREEMENT

         This SUPPLY AND FULFILLMENT AGREEMENT (this "Agreement") dated as of July 1, 1999 by and between VITAMINSHOPPE.COM, INC., a Delaware corporation ("VitaminShoppe.com"), and VITAMIN SHOPPE INDUSTRIES INC., a New York corporation ("VSI"),

                              W I T N E S S E T H:

         WHEREAS, VitaminShoppe.com desires to purchase its requirements for vitamins, supplements and minerals and other products from VSI, and VSI desires to sell such products to VitaminShoppe.com, on the terms and subject to the conditions set forth herein; and

         WHEREAS, VitaminShoppe.com desires to engage VSI to provide warehousing and fulfillment services for VitaminShoppe.com's customer orders, and VSI desires to provide such services to VitaminShoppe.com, on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, the parties agree as follows:

         1. PURCHASE OF PRODUCTS. (a) VSI shall provide VitaminShoppe.com with a list of all The Vitamin Shoppe(R) brand products offered for sale from time to time by VSI through VSI's retail stores and catalog operations (the "VSI Brand Products") and shall keep such list current. VSI shall sell to VitaminShoppe.com, and VitaminShoppe.com shall purchase from VSI, all of VitaminShoppe.com's requirements for VSI Brand Products. Such sale and purchase shall take place F.O.B. VSI's distribution center in North Bergen, New Jersey or at such other location as to which the parties agree in writing. At any time, VitaminShoppe.com may elect to cease to purchase VSI Brand Products hereunder upon 180 days prior written notice to VSI.

         (b) VSI shall provide VitaminShoppe.com with a list of all products offered for sale from time to time by VSI through VSI's retail stores and catalog operations that are not VSI Brand Products (the "Other Branded Products") and shall keep such list current. VSI shall sell to VitaminShoppe.com, and VitaminShoppe.com shall purchase from VSI, all of VitaminShoppe.com's requirements for Other Branded Products. Such sale and purchase shall take place F.O.B. VSI's distribution center in North Bergen, New Jersey or at such other location as to which the parties agree in writing. At any time, VitaminShoppe.com may elect to cease to purchase Other Branded Products hereunder upon 180 days prior written notice to VSI. Subject to paragraph 2(g), prior to an election not to purchase Other Branded Products that complies with this paragraph 1(b), VitaminShoppe.com shall not enter into any contractual relationship with any person or entity other than VSI to purchase Other Branded Products or otherwise to purchase vitamins, nutritional supplements or minerals without the written consent of VSI, which may be withheld in VSI's discretion.

         (c) VSI shall provide to VitaminShoppe.com purchasing, merchandising, executive management and product development services with respect to VSI Brand Products and, so long as VSI supplies Other Branded Products to VitaminShoppe.com under paragraph 1(b), with respect to Other Branded Products.
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         (d) From time to time VitaminShoppe.com may market and sell products that are not VSI Brand Products or Other Branded Products (the "Requested Products"); provided that VSI shall have the right to supply Requested Products to VitaminShoppe.com in accordance with this Agreement. Prior to marketing or selling any Requested Product, VitaminShoppe.com shall notify VSI in writing of the quantity of such Requested Product that it requests VSI to supply. Within ten business days after receipt of VitaminShoppe.com's notice, VSI shall notify VitaminShoppe.com in writing of any election by VSI to supply such Requested Product, which notice shall state the date on which VSI expects such Requested Product to be available for sale. If VSI does not so elect to supply any Requested Product, then VitaminShoppe.com may enter into such contractual relationships as it deems necessary or appropriate to purchase such Requested Product from persons or entities other than VSI. VSI may elect to cease to supply any Requested Product hereunder at any time upon 90 days prior written notice to VitaminShoppe.com.

         (e) Notwithstanding paragraph 1(d), VitaminShoppe.com shall not commence or continue to market or sell any Requested Product that, in the reasonable judgment of VSI, is of lower quality than VSI Brand Products generally or does not comply with applicable government regulations (an "Objectionable Product"). VSI shall promptly notify VitaminShoppe.com in writing of any Requested Product that is or becomes an Objectionable Product in VSI's reasonable judgment, and VitaminShoppe.com shall cease to market or sell such Objectionable Product promptly upon receipt of such notice.

         (f) VitaminShoppe.com shall distribute all VSI Brand Products, Other Branded Products and Requested Products that are not Objectionable Products (collectively, the "Products") only through channels of distribution within the Scope (as such term is defined in the Trademark License Agreement dated of even date herewith by and between VitaminShoppe.com and VSI, the terms of which agreement are incorporated herein by reference). VSI shall not sell Products to any person or entity other than VitaminShoppe.com for distribution through channels within the Scope, as so defined.

         (g) VitaminShoppe.com shall notify VSI in writing (i) 10 business days prior to commencement of Product promotions involving 60 SKUs or less which are to continue for 31 days or less and (ii) 60 days prior to commencement of Product promotions involving more than 60 SKUs or which will continue for more than 31 days.

         (h) VSI hereby assigns to VitaminShoppe.com all vendor warranties with respect to Products to the full extent permitted by such warranties. If any such vendor warranty may not be assigned by its terms, then VSI shall use commercially reasonable efforts to cause VitaminShoppe.com to obtain the benefits of such warranty.

         (i) VSI shall name VitaminShoppe.com as a named insured on all policies of insurance covering products liability for three years after the latest date on which VSI supplies any Products to VitaminShoppe.com pursuant to this paragraph 1.


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         2. FULFILLMENT SERVICES. (a) VSI shall provide to VitaminShoppe.com warehousing and fulfillment services, including without limitation receiving, quality control, storage, picking, packaging and shipping, for VSI Brand Products.

         (b) VSI shall provide to VitaminShoppe.com warehousing and fulfillment services, including without limitation receiving, quality control, storage, picking, packaging and shipping, for Other Branded Products.

         (c) At the written request of VitaminShoppe.com, VSI shall provide to VitaminShoppe.com warehousing and fulfillment services, including without limitation receiving, quality control, storage, picking, packaging and shipping, for any Requested Product that is supplied to VitaminShoppe.com by VSI or others in accordance with paragraph 1(d), so long as (i) the aggregate number of SKUs that comprise all Requested Products that VSI is requested to fulfill under this paragraph does not then exceed 10% of the aggregate number of SKUs that on the date of determination comprise VSI Brand Products and Other Branded Products and
(ii) such Requested Product may be packaged and shipped in a box no larger than a No. 52 corrugated box.

         (d) VSI shall use commercially reasonable efforts to provide same-day-shipping on all Product orders transmitted by VitaminShoppe.com and received by VSI before 5:00 p.m. Eastern time on any weekday on which the United States Postal Service and United Parcel Service are open for business.

         (e) VSI shall use its best efforts to cause the quality of services provided to VitaminShoppe.com in this paragraph 2 to be at least as high as VSI provides when fulfilling orders for VSI's catalog operations.

         (f) Without the written consent of VSI, which may be withheld in VSI's discretion, VitaminShoppe.com shall not enter into any contractual relationship with any person or entity other than VSI for the fulfillment of VSI Brand Products, Other Branded Products or Requested Products that VSI has elected to supply pursuant to paragraph 1(d). Notwithstanding the foregoing, if at any time VitaminShoppe.com determines in its reasonable discretion that the quality of fulfillment services then provided by VSI hereunder fails to meet the standards that it requires in order to remain competitive in its business, VitaminShoppe.com shall have the right to solicit a proposal from a third-party provider of fulfillment services. VitaminShoppe.com shall notify VSI in writing of the receipt of such a proposal and the terms and conditions thereof, and VSI shall thereafter have the right to elect to provide fulfillment services to VitaminShoppe.com on substantially the terms and conditions contained in such proposal. If VSI does not so elect in writing within 30 days after VitaminShoppe.com's notice, then VitaminShoppe.com may enter into a contractual relationship for fulfillment services with such third party on substantially the terms and conditions contained in the proposal; provided that VitaminShoppe.com either (i) shall give VSI 180 days prior written notice of the date on which it requests that VSI cease to provide fulfillment services hereunder or (ii)(A) shall give VSI 90 days prior written notice of such date and (B) prior to such date shall purchase hereunder on a one-for-one basis the exact quantity of VSI Products and Other Branded Products that it purchased hereunder during the 60-day period immediately preceding VitaminShoppe.com's notice.


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         (g) If VitaminShoppe.com enters into a contractual relationship for fulfillment services with a person or entity other than VSI in accordance with paragraph 2(f), then on the date on which VSI ceases to provide fulfillment services for VitaminShoppe.com hereunder, VSI shall deliver to VitaminShoppe.com all Requested Products then held by VSI for the fulfillment of VitaminShoppe.com orders and the obligations of the parties under paragraphs 1(b), 1(d) and 3 shall terminate. In addition, VSI's obligation under paragraph 1(c) shall cease with respect to Other Branded Products. Notwithstanding the foregoing, VSI shall continue to provide VSI Brand Products to VitaminShoppe.com pursuant to paragraph 1(a).

         3. CUSTOMER RETURNS. VSI shall accept customer returns of Products that it fulfills for VitaminShoppe.com pursuant to paragraph 2. VitaminShoppe.com shall receive a credit on the next statement presented pursuant to paragraph 4(c) for 95% of VSI's product cost, computed in accordance with paragraph 4(a), on customer returns of VSI Brand Products and Other Branded Products that are unopened, unexpired and not obsolete. No credit shall be given for (i) VSI Brand Products or Other Branded Products that are opened, expired or obsolete or (ii) Requested Products fulfilled by VSI.

         4. COMPENSATION. (a) VitaminShoppe.com shall pay VSI an amount equal to 105% of VSI's product cost for each Product supplied by VSI pursuant to paragraph 1. For these purposes, VSI's product costs shall include any costs customarily included by VSI as costs of inventory on the date of this Agreement. Unless the parties agree otherwise, the calculation of VSI's product cost shall be based on the weighted average of all products sold by VSI to VitaminShoppe.com or others rather than on the basis of individual items.

         (b) VitaminShoppe.com shall pay VSI an amount equal to (i) 105% of VSI's actual average unit cost per package, multiplied by the number of packages shipped, for all Product orders fulfilled by VSI pursuant to paragraph 2 plus
(ii) VSI's actual shipping costs related to VitaminShoppe.com orders that are not directly paid by VitaminShoppe.com. For these purposes, VSI's actual unit cost shall include all fixed and variable warehousing and fulfillment costs, including without limitation VSI's cost of labor and overhead items such as rent, depreciation and operating expenses and any other costs included by VSI as warehousing and fulfillment costs on the date of this Agreement, and shall exclude shipping costs. VSI shall estimate its average unit cost per package on a monthly basis, based on its total costs of packages shipped for its own account and for VitaminShoppe.com divided by the total number of packages shipped during the preceding month, and shall adjust such estimates to reflect actual costs within 90 days after the close of each fiscal year.

         (c) VSI shall present VitaminShoppe.com with a statement that computes the amount payable hereunder in accordance with paragraphs 4(a) and 4(b), after deducting any credit available in accordance with paragraph 3. Such statement shall be provided on a monthly basis until VitaminShoppe.com's gross revenues for the preceding calendar month exceed $2 million and thereafter on a weekly basis. Except with respect to Requested Products that VSI has elected to supply pursuant to paragraph 1(d), such statement shall reflect all Products shipped by VSI during the month or week then ended, as the case may be. With respect to Requested Products that VSI has elected to supply pursuant to paragraph 1(d), such statement shall reflect the entire


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quantity of such products that was added to inventory by VSI during the month or week then ended, as the case may be.

         (d) Within ten days after the date of each statement presented pursuant to paragraph 4(c), VitaminShoppe.com shall pay to VSI the amount set forth in the statement. Payment by VitaminShoppe.com of any statement shall not preclude VitaminShoppe.com from challenging the accuracy thereof.

         (e) VSI shall maintain accurate books and records which reflect (i) its product cost, (ii) its actual average unit cost per package, (iii) the number of packages that it ships and (iv) the customers returns that it handles. At its own expense, VitaminShoppe.com or its representatives may examine and copy such books and records as provided in this paragraph 4(e). VitaminShoppe.com and its representatives may make examinations only during usual business hours and at the place at which VSI usually keeps its books and records. VitaminShoppe.com shall be required to notify VSI at least ten days before the date of planned examination. If an examination has not been completed within two months after commencement, VSI may require VitaminShoppe.com to terminate the examination on seven days notice to VitaminShoppe.com, so long as VSI has cooperated in full with VitaminShoppe.com in the examination of such books and records.

         (f) In addition to any amounts payable under paragraphs 4(a) and 4(b), on July 1, 1999 and on the first day of each calendar month thereafter during the term of this Agreement, VitaminShoppe.com shall pay VSI $50,000 for services rendered pursuant to paragraph 1(c). If VitaminShoppe.com enters into a contractual relationship for fulfillment services with a person or entity other than VSI in accordance with paragraph 2(f), then the monthly fee for services rendered pursuant to paragraph 1(c) shall thereafter be $30,000. Such monthly fee shall be adjusted annually on mutually agreeable terms. If the parties are unable to agree on the amount of any such annual adjustment, the monthly fee shall be adjusted for any change in the Consumer Price Index since the date of the last adjustment.

         5. TERM. (a) This Agreement shall commence on the date hereof and continue for an indefinite period in full force and effect until it is terminated in accordance with this paragraph 5.

         (b) Either party shall have the right but not the obligation to terminate this Agreement immediately if at any time:

                  (i) the other party shall be in material breach of any of its obligations here under, and such breach shall not be cured within 20 days after receipt of written notice thereof;

                  (ii) the other party shall be the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or assignment for the benefit of creditors;

                  (iii) the other party shall become the subject of any involuntary petition in


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         bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or assignment for the benefit of creditors, and such petition or proceeding shall not be dismissed within 60 days of filing;

                  (iv) the business of the other party shall be liquidated or otherwise terminated on any basis; or

                  (v) the other party shall become insolvent or unable to pay its debts as they become due.

         (c) If the Trademark License Agreement dated of even date herewith by and between VitaminShoppe.com and VSI terminates in accordance with its terms, this Agreement shall immediately terminate.

         (d) A party may exercise its right to terminate pursuant to this paragraph 5 by written notice to the other party. No exercise by a party of its rights under this paragraph 5 shall limit its remedies by reason of the other party's default, the party's rights to exercise any other rights under this paragraph 5 or any other rights of that party.

         6. INDEPENDENT CONTRACTOR. The parties to this Agreement are independent contractors. Neither party shall have the power to bind the other or to incur obligations on behalf of the other without the other's prior written consent. When VSI or its employees act under the terms of this Agreement, they shall at all times be under the supervision and responsibility of VSI. No employee of VSI acting under the terms of this Agreement shall be deemed to be an agent or employee of VitaminShoppe.com or any customer of VitaminShoppe.com.

         7. MISCELLANEOUS. (a) Neither party may assign this Agreement or its rights and obligations hereunder in whole or in part without the other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect. Notwithstanding the foregoing, either party may assign this Agreement or its rights and obligations hereunder to any entity controlled by it or to any entity by which it is acquired by merger, purchase of capital stock, transfer of substantially all assets or otherwise; provided that such entity shall thereafter succeed to all obligations of such party under this Agreement.

         (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflicts of law of such state.

         (c) Each party hereto irrevocably and unconditionally consents to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York for the purposes of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or


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documents by United States registered mail to such party's address set forth pursuant to paragraph 7(e) shall be effective service of process for any action, suit or proceeding in respect to any matters to which such party has submitted to jurisdiction in this paragraph 7(c). Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby in the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York. Each party irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in either such court has been brought an inconvenient forum.

         (d) If any provision of this Agreement or any portion thereof, or the application of any such provision or portion thereof, to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or the remaining portion thereof or the application of such provision to any other persons or circumstances.

         (e) All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (or one business day in the case of express mail or overnight courier service), as follows:

                  If to VitaminShoppe.com, to:
                  VitaminShoppe.com, Inc.
                  380 Lexington Avenue, Suite 1700
                  New York, NY  10168
                  Attention:  President and Chief Executive Officer

                  If to VSI, to:
                  Vitamin Shoppe Industries Inc.
                  4700 Westside Avenue
                  North Bergen, NJ  07047
                  Attention:  President and Chief Executive Officer

         (f) No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

         (g) This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to the subject matter except as specifically set forth herein. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been executed and delivered by both parties.

         (h) This Agreement may be amended only by an instrument in writing signed on


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behalf of each party. As long as VSI beneficially owns at least 30% of the voting power of the capital stock of VitaminShoppe.com, no material term of this Agreement may be amended or waived without the approval of a majority of the directors of VitaminShoppe.com who are not directors, officers or more than 5% stockholders of VSI (or the designee of a more than 5% stockholder).

         (i) This Agreement is for the sole benefit of the parties hereto. Nothing herein expressed or implied shall give or be construed to give to any other person or entity any legal or equitable rights hereunder.

         (j) The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. When reference is made in this Agreement to a paragraph, such reference shall be to a paragraph of this Agreement unless otherwise indicated.

         (k) The provisions of paragraphs 7 shall survive any termination of this Agreement.


                     [Remainder of Page Intentionally Blank]


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                             VITAMINSHOPPE.COM, INC.


                                             By:  ______________________________
                                                  Name:  Kathryn H. Creech
                                                  Title: President and Chief
                                                         Executive Officer


                                             VITAMIN SHOPPE INDUSTRIES INC.


                                             By:  ______________________________
                                                  Name:  Jeffrey J. Horowitz
                                                  Title: President and Chief
                                                         Executive Officer